Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Express Scripts Holding Company

* And the Guarantors listed below

(Exact name of obligor as specified in its charter)

Delaware	45-2884094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

*TABLE OF GUARANTOR REGISTRANTS

	Name of Guarantor Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
1.	EXPRESS SCRIPTS, INC.	Delaware	5912	43-1420563
2.	AIRPORT HOLDINGS, LLC	New Jersey	6324	75-3040465
3.	ESI REALTY, LLC	New Jersey	5912	75-3040456
4.	BYFIELD DRUG, INC.	Massachusetts	5912	01-0705518

	Name of Guarantor Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
5.	CARE CONTINUUM, INC.	Kentucky	5912	61-1162797
6.	CFI OF NEW JERSEY, INC.	New Jersey	5912	22-3114423
7.	CHESAPEAKE INFUSION, INC.	Florida	5912	22-3835126
8.	ESI HRA, LLC	Delaware	5912	20-2996995
9.	CURASCRIPT PBM SERVICES, INC.	Delaware	5912	36-4374570
10.	DIVERSIFIED PHARMACEUTICAL SERVICES, INC.	Minnesota	5912	41-1627938
11.	ESI ACQUISITION, INC.	New York	5912	16-1279199
12.	ESI CLAIMS, INC.	Delaware	5912	43-1869691
13.	ESI ENTERPRISES, LLC	Delaware	5912	56-2356810
14.	ESI MAIL ORDER PROCESSING, INC.	Delaware	5912	74-2974964
15.	EXPRESS SCRIPTS CANADA HOLDING, CO.	Delaware	5912	43-1942542
16.	EXPRESS SCRIPTS CANADA HOLDING, LLC	Delaware	5912	27-1490640
17.	EXPRESS SCRIPTS PHARMACEUTICAL PROCUREMENT, LLC	Delaware	5912	20-5826948
18.	EXPRESS SCRIPTS SERVICES COMPANY	Delaware	5912	43-1832983
19.	FRECO, INC.	Florida	5912	02-0523249
20.	FREEDOM SERVICE COMPANY, LLC	Florida	5912	20-3229217
21.	HEALTHBRIDGE, INC.	Delaware	5912	26-2159005
22.	HEALTHBRIDGE REIMBURSEMENT AND PRODUCT SUPPORT, INC.	Massachusetts	5912	04-2992335
23.	iBIOLOGIC, INC.	Delaware	5912	20-0325621
24.	IVTX, INC.	Delaware	5912	43-1794690
25.	LYNNFIELD COMPOUNDING CENTER, INC.	Florida	5912	58-2593075
26.	LYNNFIELD DRUG, INC.	Florida	5912	04-3546044
27.	MATRIX GPO LLC	Indiana	5912	51-0500147
28.	NATIONAL PRESCRIPTION ADMINISTRATORS, INC.	New Jersey	5912	22-2230703
29.	PRIORITY HEALTHCARE CORPORATION	Indiana	5122	35-1927379
30.	PRIORITY HEALTHCARE CORPORATION WEST	Nevada	5912	88-0445494
31.	PRIORITY HEALTHCARE DISTRIBUTION, INC.	Florida	5912	59-3761140
32.	PRIORITY HEALTHCARE PHARMACY, INC.	Florida	5912	59-3099905
33.	PRIORITYHEALTHCARE.COM, INC.	Florida	5912	59-3573515
34.	SINUSPHARMACY, INC.	Florida	5912	56-2394216
35.	SPECIALTY INFUSION PHARMACY, INC.	Florida	5912	74-3105470
36.	SPECTRACARE, INC.	Kentucky	5912	61-1147068
37.	SPECTRACARE HEALTH CARE VENTURES, INC.	Kentucky	5912	61-1317695
38.	SPECTRACARE INFUSION PHARMACY, INC.	Kentucky	5912	61-1147067
39.	VALUE HEALTH, INC.	Delaware	6324	06-1194838
40.	YOURPHARMACY.COM, INC.	Delaware	5912	43-1842584
41.	MEDCO HEALTH SOLUTIONS, INC.	Delaware	5912	22-3461740
42.	ACCREDO HEALTH, INCORPORATED	Delaware	8090	55-0894449
43.	ACCREDO HEALTH GROUP, INC.	Delaware	5912	11-3358535
44.	MEDCO HEALTH SERVICES, INC.	Delaware	5912	26-3544786
45.	CURASCRIPT, INC.	Delaware	5912	36-4369972
46.	EXPRESS SCRIPTS UTILIZATION MANAGEMENT CO.	Delaware	5912	43-1869714
47.	EXPRESS SCRIPTS SENIOR CARE, INC.	Delaware	5912	20-3126075
48.	EXPRESS SCRIPTS SENIOR CARE HOLDINGS, INC.	Delaware	5912	20-3126104
49.	EXPRESS SCRIPTS WC, INC.	Florida	5912	59-2997634
50.	ESI MAIL PHARMACY SERVICE, INC.	Delaware	5912	43-1867735
51.	EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.	Delaware	5912	43-1869712

	Name of Guarantor Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
52.	MOORESVILLE ON-SITE PHARMACY, LLC	Delaware	5912	26-1102625
53.	ESI-GP HOLDINGS, INC.	Delaware	5912	43-1925556
54.	ESI RESOURCES, INC.	Minnesota	5912	41-2006555
55.	ESI PARTNERSHIP	Delaware	5912	43-1925562
56.	SPECTRACARE OF INDIANA	Indiana	5912	35-1807559
57.	ACCREDO CARE NETWORK, INC.	Delaware	5912	26-3591774
58.	AHG OF NEW YORK, INC.	New York	5912	13-3888838
59.	BIOPARTNERS IN CARE, INC.	Missouri	5912	43-1815573
60.	BRACKET GLOBAL LLC	Delaware	5912	04-3559429
61.	CCS INFUSION MANAGEMENT, LLC	Delaware	5912	61-1516378
62.	CCSI HOLDING 3, LLC	Delaware	5912	65-1310056
63.	CRITICAL CARE SYSTEMS OF NEW YORK, INC.	New York	5912	02-0646252
64.	CRITICAL CARE SYSTEMS, INC.	Delaware	5912	04-3115329
65.	DNA DIRECT, INC.	Delaware	5912	71-0958489
66.	ENVISION PHARMA INC.	Connecticut	5912	06-1633253
67.	EVIDENCE SCIENTIFIC SOLUTIONS, INC.	Delaware	5912	26-3434149
68.	HIDDEN RIVER, L.L.C.	Delaware	5912	45-2893398
69.	HOME HEALTHCARE RESOURCES, INC.	Pennsylvania	5912	52-1498155
70.	INFINITY INFUSION II, LLC	Delaware	5912	04-3673742
71.	INFINITY INFUSION, LLC	Delaware	5912	41-2043158
72.	INSTITUTE FOR MEDICAL EDUCATION & RESEARCH, INC.	Florida	5912	22-3858266
73.	LIBERTY HEALTHCARE GROUP, INC.	Delaware	5912	86-1056555
74.	LIBERTY HEALTHCARE PHARMACY OF NEVADA, LLC	Nevada	5912	65-1289809
75.	LIBERTY LANE DEVELOPMENT COMPANY, INC.	Florida	5912	65-1071974
76.	LIBERTY MARKETPLACE, INC.	Delaware	5912	37-1588500
77.	LIBERTY MEDICAL SUPPLY, INC.	Florida	5912	65-0193983
78.	MAH PHARMACY, L.L.C.	Delaware	5912	27-1506930
79.	MAH PROCESSING, INC.	Delaware	5912	45-2822362
80.	MEDCO AT HOME, L.L.C.	Delaware	5912	05-0619053
81.	MEDCO CDUR, L.L.C.	Delaware	5912	N/A
82.	MEDCO CHP, L.L.C.	Delaware	5912	27-5133672
83.	MEDCO CONTINUATION HEALTH, L.L.C.	Delaware	5912	N/A
84.	MEDCO EUROPE, L.L.C.	Delaware	5912	N/A
85.	MEDCO EUROPE II, L.L.C.	Delaware	5912	27-3709630
86.	MEDCO HEALTH, L.L.C.	Delaware	5912	41-2063830
87.	MEDCO HEALTH NEW YORK INDEPENDENT PRACTICE ASSOCIATION, L.L.C.	New York	5912	22-3572956
88.	MEDCO HEALTH PUERTO RICO, L.L.C.	Delaware	5912	81-0616525
89.	MEDCO HEALTH SOLUTIONS OF COLUMBUS NORTH, LTD.	Ohio	5912	22-3478893
90.	MEDCO HEALTH SOLUTIONS OF COLUMBUS WEST, LTD.	Ohio	5912	22-3478895
91.	MEDCO HEALTH SOLUTIONS OF FAIRFIELD, L.L.C.	Pennsylvania	5912	22-3478953
92.	MEDCO HEALTH SOLUTIONS OF FRANKLIN LAKES, L.L.C.	New Jersey	5912	22-3478889
93.	MEDCO HEALTH SOLUTIONS OF HENDERSON, NEVADA, L.L.C.	Delaware	5912	51-0447039
94.	MEDCO HEALTH SOLUTIONS OF HIDDEN RIVER, L.C.	Florida	5912	59-3736512
95.	MEDCO HEALTH SOLUTIONS OF ILLINOIS, L.L.C.	Delaware	5912	N/A

	Name of Guarantor Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
96.	MEDCO HEALTH SOLUTIONS OF INDIANA, L.L.C.	Delaware	5912	26-1955207
97.	MEDCO HEALTH SOLUTIONS OF IRVING, L.L.C.	Delaware	5912	27-1809723
98.	MEDCO HEALTH SOLUTIONS OF LAS VEGAS, L.L.C.	Nevada	5912	22-2675929
99.	MEDCO HEALTH SOLUTIONS OF NETPARK, L.L.C.	Delaware	5912	22-3474891
100.	MEDCO HEALTH SOLUTIONS OF NORTH VERSAILLES, L.L.C.	Pennsylvania	5912	22-3478898
101.	MEDCO HEALTH SOLUTIONS OF RICHMOND, L.L.C.	Virginia	5912	22-3478958
102.	MEDCO HEALTH SOLUTIONS OF SPOKANE, L.L.C.	Delaware	5912	22-3046530
103.	MEDCO HEALTH SOLUTIONS OF TEXAS, L.L.C.	Texas	5912	22-3478955
104.	MEDCO HEALTH SOLUTIONS OF WILLINGBORO, L.L.C.	New Jersey	5912	22-3474877
105.	MEDCOHEALTH.COM, L.L.C.	New Jersey	5912	22-3732483
106.	MEDCO OF WILLINGBORO URBAN RENEWAL, L.L.C.	New Jersey	5912	22-3811751
107.	MEDCO RESEARCH INSTITUTE, L.L.C.	Delaware	5912	45-3631137
108.	NATIONAL DIABETIC MEDICAL SUPPLY, L.L.C.	Delaware	5912	45-3860748
109.	NATIONAL RX SERVICES NO. 3, INC. OF OHIO	Ohio	5912	34-1666699
110.	P-STAR ACQUISITION CO., INC.	Delaware	5912	20-1968476
111.	POLYMEDICA CORPORATION	Massachusetts	2834	04-3033368
112.	SYSTEMED, L.L.C.	Delaware	5912	22-3474888
113.	THE VACCINE CONSORTIUM, LLC	Maryland	5912	20-5454871
114.	THERAPEASE CUISINE, INC.	Wisconsin	5912	26-0759966
115.	TVC ACQUISITION CO., INC.	Delaware	5912	45-4509922
116.	UBC HEALTH CARE ANALYTICS, INC.	Delaware	5912	54-1759539
117.	UBC LATE STAGE, INC.	Missouri	5912	43-1083790
118.	UBC SCIENTIFIC SOLUTIONS, INC.	Delaware	5912	26-3434243
119.	UNITED BIOSOURCE CORPORATION	Delaware	5912	80-0077029
120.	UNITED BIOSOURCE PATIENT SOLUTIONS, INC.	Delaware	5912	20-3419132
121.	INFINITY INFUSION CARE, LTD.	Texas	5912	76-0391439

One Express Way St. Louis, MO	63121
(Address of principal executive offices)	(Zip code)

2.750% Senior Notes due 2014

2.100% Senior Notes due 2015

3.500% Senior Notes due 2016

2.650% Senior Notes due 2017

4.750% Senior Notes due 2021

3.900% Senior Notes due 2022

6.125% Senior Notes due 2041

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 12th day of November, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch
Vice President

EXHIBIT 6

November 12, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Richard Prokosch
Richard Prokosch Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,931
Interest-bearing balances		74,188
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,296
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		30
Securities purchased under agreements to resell		24,666
Loans and lease financing receivables:
Loans and leases held for sale		31,929
Loans and leases, net of unearned income	728,980
LESS: Allowance for loan and lease losses	14,500
Loans and leases, net of unearned income and allowance		714,480
Trading Assets		40,930
Premises and fixed assets (including capitalized leases)		7,618
Other real estate owned		4,074
Investments in unconsolidated subsidiaries and associated companies		581
Direct and indirect investments in real estate ventures		86
Intangible assets
Goodwill		21,545
Other intangible assets		19,703
Other assets		57,739

Total assets		$1,218,796

LIABILITIES
Deposits:
In domestic offices		$876,434
Noninterest-bearing	234,742
Interest-bearing	641,692
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,676
Noninterest-bearing	2,323
Interest-bearing	74,353
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,985
Securities sold under agreements to repurchase		11,823

Dollar Amounts In Millions
Trading liabilities	23,232
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,783
Subordinated notes and debentures	16,786
Other liabilities	35,449

Total liabilities	$1,089,168

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,518
Retained earnings	20,950
Accumulated other comprehensive income	7,541
Other equity capital components	0

Total bank equity capital	128,528
Noncontrolling (minority) interests in consolidated subsidiaries	1,100

Total equity capital	129,628

Total liabilities, and equity capital	$1,218,796

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Carrie Tolstedt